# St. Joseph, Inc.

St Joseph, Inc.
4870 S. Lewis, Suite 350
Tulsa, OK 74105

Phone: 918.742.1888
Fax: 918.749.0555
www.stjosephinc.com

## PROMISSORY NOTE
## TO
## ~~COLEMC INVESTMENTS LTD~~

$21,000.00 January 01, 2012

For value received, St Joseph, Inc. of Tulsa, Oklahoma, (herein referred to as "maker") promises to pay to the order of COLEMC INVESTMENTS, (herein referred to as 'payee') on or before December 31, 2012 the principal sum of Twenty One Thousand dollar and no cents.

Payment of this note shall be as follow: One lump sum payment of $21,000.00 and no interest for a total payment of $21,000.00.

Maker may prepay this note in whole or in part without penalty or surcharge at any time prior to maturity date.

The maker hereby severally waives presentment for payment, notice of nonpayment, protest and notice of protest, and agrees that extensions of the time for payment may be granted without notice. In case of legal proceedings to collect this note, maker agrees to pay all court costs including reasonable attorneys' fees to payee as prevailing parties in the suit.

**IN WITNESS WHEREOF**, this agreement is signed the 30th day of January 2012.

Ken Johnson
4335 South Street
Lincoln, NE 68506

Gerry McIlhargey, President & CEO
Colemc Investments LTD.
1938 Jasper Court
Coquitlam, B.C. V3J2B3